                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 BIOQUAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 BIOQUAL, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 BIOQUAL, Inc.
                           9600 Medical Center Drive
                           Rockville, Maryland 20850


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               October 25, 2000
                                ---------------

The Annual Meeting of Shareholders of BIOQUAL, Inc. (the "Company"), a Delaware corporation, will be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 25, 2000 at 10:00 a.m. for the following purposes:

     1. To elect four directors each to hold office until the next Annual Meeting of Shareholders or otherwise as provided in the by-laws; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 11, 2000, as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting.

A list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination by shareholders of the Company at the offices of the Company, 9600 Medical Center Drive, Rockville, Maryland, during the ten days immediately preceding the date of the Annual Meeting.

The Annual Report to Shareholders for the year ended May 31, 2000, accompanies this notice.

Shareholders who do not expect to attend the meeting in person are urged to fill out, sign and mail promptly, the enclosed proxy.



                                    Michael P. O'Flaherty
                                    Secretary

Rockville, Maryland
September 20, 2000

                                 BIOQUAL, Inc.

                           9600 Medical Center Drive
                           Rockville, Maryland 20850

                                 ------------

                                PROXY STATEMENT

                                 ------------

This proxy statement is furnished in connection with the solicitation by BIOQUAL, Inc. (the "Company") of proxies to be voted at the Annual Meeting of the Shareholders to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 25, 2000, at 10:00 a.m., or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares represented by duly executed proxies at the meeting will be voted at the meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted.

The Company, at the close of business on September 11, 2000, the record date for determination of shareholders entitled to vote at the meeting (the "Record Date"), had outstanding 880,091 shares of Common Stock, par value $0.01 per share, each share being entitled to one vote with respect to each matter to be voted on at the meeting. Votes submitted prior to the Annual Meeting by proxy will be counted by the Company's transfer agent, Registrar and Transfer Company, and the results will be provided to the Company prior to the Annual Meeting. Shares voted by shareholders present at the meeting will be tabulated manually by the Inspector of Elections and added to the totals provided by Registrar and Transfer Company. Abstentions by proxy or in person and broker non-votes will be counted as present for the purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted with respect to any matter being voted upon.

The solicitation of proxies is made by and on behalf of the Board of Directors of the Company. This statement is being mailed to the shareholders on or about September 20, 2000.

                              SECURITY OWNERSHIP

To the knowledge of the Company on the Record Date, the only persons known to hold more than 5 percent of the Common Stock of the Company are:



                                   Amount and
                                   Nature of
                                   Beneficial            Percent of
  Beneficial Owner                 Ownership              Class (1)
  ----------------                ------------           ----------

John C. Landon                     153,049 (2)(3)         16.91

S. David Leibowitt                  88,563                10.86
  2295 South Ocean Blvd.
  Palm Beach, FL  33480

J. Thomas August                   179,006 (4)            20.29

David H. Bishop                     60,509 (5)             6.88
  100 W. 57th St.
  New York, NY 10019

(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2)  Includes 3,178 shares in the names of members of Dr. Landon's family.

(3) Assumes the exercise of currently exercisable options to purchase 25,167 shares.

(4) Assumes the exercise of currently exercisable options to purchase 2,167 shares.

(5)  Includes 1,506 shares in the name of David H. Bishop's spouse.

The Company has been advised that the shares of Common Stock owned by Dr. August and Dr. Landon will be voted in favor of the four nominees for director.

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that, during the fiscal year ended May 31, 2000, all filing requirements of Section 16 (a) of the Securities Act of 1934 applicable to the Company's directors, executive officers and greater than ten-percent beneficial owners were complied with except for five late Form 4's for Mr. O'Flaherty in October 1999 and Messrs. O'Flaherty, Newcomer, Bradbury and Ms. DeNenno in February 2000. All of these reports were related to the exercise, for cash, of options granted under the 1988 Stock Option Plan.


                         ITEM 1- ELECTION OF DIRECTORS

Four persons have been nominated for election as directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If you submit your proxy but do not make specific choices, your enclosed proxy will be voted FOR the election as directors of the persons named below. If any nominee becomes unavailable as a candidate for election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominees named below will be unable to serve if elected.

All four of the nominees currently are directors of the Company. J. Thomas August has been a director of the Company since 1982, John C. Landon has been a director since 1986, Charles C. Francisco has been a director since 1991, and Charles F. Gauvin has been a director since 1992. The terms of all four directorships will run from October 25, 2000, to the next Annual Meeting of the Company's shareholders. Election of the four (4) nominees will require the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

The following table sets forth the name and principal occupation of each nominee, the period without interruption for which he or she has been a director of the Company, the names and titles of the Executive Officers of the Company, and the amount and percent of class of stock of the Company beneficially owned by each nominee, each Executive Officer, and the Executive Officers and Directors as a group as of the Record Date. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.


                                                                         Director of
                                                                           Company
                                                                           Without            Nature of
                                   Principal Occupation & Business       Interruption         Beneficial                  Percent Of
     Name and Address       Age       Experience Past Five Years            Since             Ownership      Class        Class(1)
--------------------------  ---       --------------------------            -----             ---------      -----        --------

John C. Landon               63  Nominee; Chairman of the Board                 1986             153,049      Common           16.91
9600 Medical Ctr. Dr.            (since February,1987) & CEO &                                   (2)(3)
Rockville, MD 20850              President (since 1986) of the
                                 Company.

Charles C. Francisco         62  Nominee; from July 1998 to present,            1991               3,834      Common            0.43
455 Fortune Blvd.                CEO and Managing Member of                                         (4)
Milford, MA 01757                EdgeTech, Inc., Milford, MA, a
                                 manufacturer of acoustic underwater
                                 imaging instruments; from July 1998
                                 to present, CEO, President and a
                                 Director of C&W Fabricators, Inc.,
                                 Gardiner, MA, a manufacturer of
                                 inlet and exhaust systems for gas
                                 turbine electric generators; from
                                 1993-1998 President, CEO & a
                                 Director of Victoreen, Inc.,
                                 Cleveland, OH, a manufacturer of
                                 radiation measuring
                                 instrumentation; from 1992 to 1995,
                                 Director of Environmental
                                 Restoration Systems, Inc.,
                                 Middletown, PA, pollution removal
                                 equipment makers; in 1996, was a
                                 Director of R.E. Wright
                                 Environmental, Inc.,  Middletown,
                                 PA, an earth resources consulting
                                 company.


J. Thomas August             72  Nominee; Prof. & former Director of            1982             179,006      Common           20.29
School of Medicine               the Dept. of Pharmacology and                                      (5)
Johns Hopkins Univ.              Molecular Sciences at The Johns
725 N. Wolfe St.                 Hopkins Univ. School of Medicine,
Baltimore, MD 21205              Baltimore, MD for more than five
                                 years.




Charles F. Gauvin            44  Nominee; currently President and               1992               3,834      Common            0.43
Trout Unlimited                  CEO and from 1991 to 1994 Executive                                (4)
1500 Wilson Blvd.                Director of Trout Unlimited,
Arlington, VA 22209              Arlington, VA, a nonprofit
                                 organization dedicated to
                                 protection and conservation of
                                 trout and salmon and their
                                 habitats; from 1986-1991,
                                 associated with the law firm of
                                 Beveridge & Diamond, P.C.,
                                 Washington, D.C.




                                                                         Director of
                                                                           Company
                                                                           Without            Nature of
                                   Principal Occupation & Business       Interruption         Beneficial                  Percent Of
     Name and Address       Age       Experience Past Five Years            Since             Ownership      Class        Class(1)
--------------------------  ---       --------------------------            -----             ---------      -----        --------


Michael P. O'Flaherty        62  Company Secretary and Corporate                               18,218         Common         2.04
BIOQUAL, Inc.                    Vice President since June 1988, and                             (6)
9600 Medical Center Dr.          Chief Operating Officer since June
Rockville, Maryland 20850        1994; Mr. O'Flaherty's duties for
                                 the Company include most functions
                                 of general management.



Jerry R. Reel                62  Appointed as Vice President of the                             1,884         Common         0.21
BIOQUAL, Inc.                    Division of Reproductive                                        (7)
9600 Medical Center Dr.          Endocrinology and Toxicology in
Rockville, Maryland 20850        June 1997, Vice President, Science,
                                 of BIOQUAL since October, 1991.


Richard P. Bradbury          65  Appointed as Vice President of the                             2,385         Common         0.27
BIOQUAL, Inc.                    Division of Primate Biology and                                 (8)
2501 Research Blvd.              Medicine in June 1997, Vice
Rockville, MD 20850              President of the Company's SEMA
                                 subsidiary in November 1989;
                                 concurrent with the merger of SEMA
                                 into BIOQUAL in 1991, was appointed
                                 Vice President of the Research
                                 Blvd. Division of BIOQUAL.



David A. Newcomer            39  Appointed Company Acting Controller                            2,718         Common         0.31
BIOQUAL, Inc.                    in May, 1989, Controller in June,                               (9)
9600 Medical Center Dr.          1990, and Chief Financial Officer
Rockville, MD 20850              in June 1994; Mr. Newcomer's duties
                                 include the management of the
                                 Company's financial functions



Leanne DeNenno               46  Appointed as Vice President of the                             2,385         Common         0.27
BIOQUAL, Inc.                    Division of Laboratory Animal                                   (8)
9600 Medical Center Dr.          Sciences in June 1997.  Vice
Rockville, MD 20850              President of Medical Center Drive
                                 Division of BIOQUAL in 1991.  Has
                                 been an employee since 1982.


All Executive Officers and                                                                    367,313         Common        41.73
Directors as a group                                                                            (10)
(9 Persons)
(2)(3)(4)(5)(6)(7)
(8)(9)(10)





(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him, her, or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2) Includes 3,178 shares in the names of members of Dr. Landon's family, as to which he retains beneficial ownership.

(3) Assumes the exercise of currently exercisable options to purchase 25,167 shares.

(4) Assumes the exercise of currently exercisable options to purchase 3,834 shares.

(5) Assumes the exercise of currently exercisable options to purchase 2,167 shares.

(6) Assumes the exercise of currently exercisable options to purchase 11,668 shares.

(7) Assumes the exercise of currently exercisable options to purchase 1,834 shares.

(8) Assumes the exercise of currently exercisable options to purchase 2,385 shares.

(9) Assumes the exercise of currently exercisable options to purchase 2,001 shares.

(10) See Notes (2) through (9) above.


          THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held three meetings in fiscal year 2000. All board members were present at each meeting and at all committee meetings on which they serve. The Board has established two committees, the Compensation Committee and the Audit Committee.

The Compensation Committee (currently consisting of Messrs. Francisco and Gauvin) meets as necessary to determine Dr. Landon's compensation. Dr. Landon determines the compensation of the Company's other employees. The Compensation Committee had one formal meeting during fiscal year 2000.

The responsibilities of the Audit Committee (currently consisting of Messrs. Francisco and Gauvin) include recommending to the full Board the selection of the Company's independent public accountants, discussing the arrangements for the proposed scope, and the results of the annual audit with management and the independent public accountants; reviewing the scope of non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Company's system of internal accounting controls; and reviewing the overall activities and recommendations of the Company's internal auditors. There were two formal meetings of the Audit Committee in fiscal year 2000.

Messrs. Francisco, August and Gauvin have agreements with the Company extending through the term of their election. The agreements for Messrs. Francisco, August and Gauvin provide for quarterly payments of $ 2,000 each as directors fees and payments of $1,000 for attendance at Board of Directors meetings.

The agreement with Dr. August also provides payments of $2,500 per quarter for services rendered to the Company as Scientific Adviser. The Company also reimburses Company related travel expenses incurred by any of the directors.

During fiscal year 2000, the Company paid the following cash compensation to directors:


                               Directors      Attendance of Board Meetings        Travel to
                                  Fees         Meetings and Consultation        Board Meetings
                               ---------      ----------------------------      --------------

Dr. J. Thomas August            $7,000                 $12,500                      $  163

Charles C. Francisco             7,000                   2,500                         583

Charles F. Gauvin                7,000                   2,500                       2,229


            REMUNERATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

The following table sets forth information with respect to remuneration paid during the last three fiscal years to the Chief Executive Officer and the other Company Officers whose compensation exceeded $ 100,000.


Name and Principal                          Salary    Bonus    Other Annual Compensation
Position                           Year       ($)      ($)            ($)   /1,2
--------------------------------  --------  -------   ------   -------------------------

John C. Landon                     2000     275,000   30,000             32,723
CEO, President, Chairman           1999     275,000   40,000             32,723
Of the Board                       1998     275,000                      32,723

Michael P. O'Flaherty              2000     134,593   35,099             10,593
Chief Operating Officer            1999     127,286   44,292             10,593
Secretary                          1998     122,085   36,444             10,593

Jerry R. Reel                      2000     121,402    5,550
Vice President, BIOQUAL,           1999     120,652    3,789
Inc.,                              1998     111,282    3,926

Richard P. Bradbury                2000     109,676    6,078
Vice President, BIOQUAL, Inc.,     1999     106,426    4,730
                                   1998      97,130    8,372

David A. Newcomer                  2000      91,726   19,378              4,500
Chief Financial Officer            1999      88,600   26,292              4,500
                                   1998      83,412   19,430              4,500


1/ Other annual compensation for the CEO for the years 2000, 1999, and 1998 represents premiums for a $1,000,000 Split Dollar Life Insurance Policy.

2/ Other annual compensation for the Chief Operating Officer and Chief Financial Officer for the years 2000, 1999, and 1998 represents premiums for a $250,000 Split Dollar Life Insurance Policy.

Dr. Landon has an employment agreement with the Company, extending through July 13, 2002. Pursuant to this agreement, Dr. Landon's base compensation is $275,000 per year. The agreement provides for various additional incentive compensation as determined by the Board of Directors based on a variety of criteria related to the Company's performance.

On June 1, 1988 the Company and Dr. Landon agreed to consolidate the previous loan facilities available to Dr. Landon into a single loan of $100,000. The consolidated loan had a five year term with repayment of principal deferred for three years. The loan bore interest at the six month certificate of deposit rate paid by Signet Bank, Maryland, and the rate was adjusted quarterly. On September 29, 1989, the Company agreed to increase the loan to $125,000. On September 21, 1990, the Company agreed to increase the loan to $150,000. Under Dr. Landon's employment agreement (as amended), the loan was to be repaid in five installments of $30,000 plus interest within six weeks after the end of each of the next five fiscal years beginning with fiscal year 1992.

On July 1, 1994, Dr. Landon made a payment of $2,745 on accrued interest. On June 6, 1994, the Company agreed to defer Dr. Landon's third $30,000 repayment and make the payment due as two $15,000 installments paid with the fourth and fifth $30,000 repayments respectively. On October 11, 1995, the Company's shareholders affirmatively voted to approve the purchase of Company's stock from Dr. Landon at market value to fund repayment by Dr. Landon of the remainder of the Company loan. In October of 1996, the Board of Directors affirmatively voted to extend the due date of the loan, maintaining all other terms and conditions, until October 31, 1998.

On October 28, 1998, the Compensation Committee of the Board of Directors agreed to extend the repayment period of the Company loan to Dr. Landon from October 31, 1998 to April 30, 2000. In accordance with the shareholders prior approval of the Company's plan to purchase shares of stock from Dr. Landon at market value, the Company purchased, on a quarterly basis for six quarters, 9,000 shares of Company stock from Dr. Landon at market value. Any unpaid principal balance and accrued interest was paid in cash at the end of the sixth quarter. During fiscal year 1999, Dr. Landon made repayments totaling $57,094. During fiscal year 2000, Dr. Landon repaid the balance ($32,906) of the note. The largest amount owed by Dr. Landon during the fiscal year ended May 31, 2000 in respect to his loan facilities was $32,906, excluding accrued interest of $753. There was no addition to the loan during this fiscal year.

                             INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP was the independent auditors for fiscal year 2000. As in prior years, representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the meeting.

Deloitte & Touche LLP has audited the financial statements of the Company since 1982. Services provided in connection with the audit function by Deloitte & Touche LLP for the fiscal year 2000 included primarily the examination of BIOQUAL's consolidated financial statements, and the review of filings with the Securities and Exchange Commission.

                             SHAREHOLDER PROPOSALS

Shareholders who wish to submit proposals at the next Annual Meeting of Shareholders should submit such proposals to the Company at its headquarters at 9600 Medical Center Drive, Rockville, Maryland 20850. Such proposals must be received by the Company by June 1, 2001.

The Company will not be required to include in its Proxy Statement or form of proxy, a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS

The expense of preparing, assembling, printing and mailing the form of proxy material used for the solicitation of proxies by use of mails will be borne by the Company. The Company has not retained any firm to solicit proxies on behalf of the Company. Company directors and officers of the Company may solicit proxies in person or by telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of Common Stock. So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the best judgment of the person or persons voting said proxy.

THE COMPANY'S REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 2000, ACCOMPANIES THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF A SHAREHOLDER OF THE COMPANY ADDRESSED TO MICHAEL P. O'FLAHERTY, SECRETARY OF THE COMPANY, AT 9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                                    By Order of the Board of Directors


                                    /s/  John C. Landon
                                    --------------------------
                                    John C. Landon
                                    Chairman of the Board and
                                    Chief Executive Officer

COMMON STOCK                                                    PROXY



                                 BIOQUAL, INC.
               ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 25, 2000

     The undersigned hereby appoints John C. Landon and Michael P. O'Flaherty and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Shareholders of BIOQUAL, Inc. (the "Company") to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on Wednesday, October 25, 2000, at 10:00 a.m., local time, and at any adjournment or postponement thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, (a) in the manner designated on the reverse side hereof with respect to the election of directors and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "For" all nominees.



BIOQUAL, Inc.            Annual Meeting
                         Of Shareholders
                         Wednesday, October 25, 2000
                         10:00 a.m.
                         The Hilton Gaithersburg
                         620 Perry Parkway
                         Gaithersburg, Maryland



SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

1.  ELECTION OF DIRECTORS:     J. Thomas August, M.D., Charles C. Francisco,
                               Charles F. Gauvin, John C. Landon, Ph.D.


FOR ALL NOMINEES         WITHHOLD           (To withhold authority to vote for
  listed except as       AUTHORITY           any individual nominees, write the
  otherwise indicated    to vote for all     name of such nominee(s) on the
  with respect to        nominees listed     following line.)
  individual nominees


    [____]                  [____]           __________________________________






                    Dated:
                          ________________________________________________

                          ________________________________________________

                          ________________________________________________
                                         Signature(s)
                          Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, etc. or as an officer of a corporation, give full title. For joint accounts obtain both signatures.